TBS INTERNATIONAL LIMITED & SUBSIDIARIES                EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of Form S-3 (No. 333-144206) and Form S-8 (No. 333-137518 and 3330137517) of TBS International Limited of our report dated March 30, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, NY
March 30, 2009